[TEMPLE-INLAND LOGO]


NEWS
RELEASE ---------------------------------------------------------

FOR IMMEDIATE RELEASE
CONTACT: Chris L. Nines
         (512) 434-5587

          TEMPLE-INLAND INC. RECEIVES NOTICE OF INTENT
                      TO NOMINATE DIRECTORS


     AUSTIN, TEXAS, February 17, 2005 -- Temple-Inland Inc. (NYSE: TIN) said today that it received notice from certain affiliated entities of Carl Icahn that the Icahn entities plan to nominate candidates for the Board of Directors at the Company's 2005 annual meeting of shareholders. These candidates would be in opposition to three current directors nominated for re-election to the Company's Board of Directors. The Icahn entities have indicated in the notice that they own a total of approximately
1.2 million shares of Temple-Inland common stock, or approximately 2% of the stock outstanding.

     The Board of Directors and management continue to pursue a well defined and communicated strategy, and reported significantly improved results in 2004. In February 2005, the Board announced a 25% increase in its annual dividend, the third consecutive annual increase; a repurchase of six million shares, or over 10%, of its common stock; and a 2-for-1 stock split. The Company also paid a $1.00 per share special dividend in December 2004. Over the past two years, the Company has created a total return to shareholders of 94% from stock price appreciation and dividends. The Board and the Company remain confident that execution of its strategy will continue to deliver long-term value to shareholders.

     Temple-Inland plans to file a proxy statement with the SEC soliciting proxies for use at the 2005 Annual Meeting of Stockholders, and any adjournment or postponement thereof, to vote in favor of a slate of directors to be nominated by the Board of Directors and to vote on any other matters that properly come before the 2005 Annual Meeting. Temple-Inland and its directors and executive officers may be deemed to be participants in the solicitation of proxies for the 2005 Annual Meeting. Information regarding securities ownership by certain members of the Board of Directors and certain members of management as of March 10, 2004 is contained in Temple-Inland's definitive proxy statement for the 2004 Annual Meeting of Stockholders, filed with the SEC on March 19, 2004. Additional information regarding our directors and executive officers and their interests will be included in 2005 Proxy Statement. Temple-Inland stockholders should read the 2005 Proxy Statement when it is filed with the SEC (including any amendments to such document) because this document will contain important information. The 2005 Proxy Statement (when filed), the 2004 Proxy Statement and other public filings made by Temple-Inland with the SEC are available without charge from the SEC's website at www.sec.gov and from Temple-Inland at www.templeinland.com.

     Temple-Inland has engaged D.F. King to assist it in soliciting proxies from its stockholders. Temple-Inland has agreed to pay customary compensation to D.F. King for such services and to indemnify D.F. King and certain related persons against certain liabilities relating to or arising out of the engagement. Certain representatives of Citigroup Global Markets Inc. and Goldman, Sachs & Co., financial advisors to Temple-Inland, and directors, officers and employees of Temple-Inland may solicit proxies for the 2005 Annual Meeting, although no additional compensation will be paid in connection with any such solicitation.

     Temple-Inland Inc. is a major manufacturer of corrugated packaging and forest products, with a diversified financial services operation. The Company's 2.0 million acres of forestland are certified as managed in compliance with ISO 14001 and in accordance with the Sustainable Forestry Initiativer (SFI) program of the American Forest & Paper Association to ensure forest management is conducted in a scientifically sound and environmentally sensitive manner. Temple-Inland's common stock
(TIN) is traded on the New York Stock Exchange and the Pacific Exchange. Temple-Inland's address on the World Wide Web is www.templeinland.com.

     This release contains forward-looking statements that involve risks and uncertainties. The actual results of Temple-Inland may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include general economic, market, or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by Temple-Inland; the availability and price of raw materials; competitive actions by other companies; changes in laws or regulations; the accuracy of judgments and estimates concerning the integration of acquired operations and Temple-Inland's consolidation and supply chain initiatives; and other factors, many of which are beyond the control of Temple-Inland.